Exhibit 3.14
BYLAWS
OF
PRELUDE SYSTEMS, INC.

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ARTICLE I
OFFICES
     1.01. Registered Office. The registered office shall be located in the City of Dallas, County of Dallas, State of Texas.
     1.02. Other Offices. The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the corporation may require.
ARTICLE II
MEETINGS OF THE SHAREHOLDERS
     2.01. Place of Meetings. All meetings of shareholders for the election of directors or for any other proper purpose shall be held in the City of Dallas, State of Texas, or at such other place within or without the State of Texas, as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.
     2.02. Annual Meeting. An annual meeting of shareholders, commencing in the year 1982, shall be held at 11:00 a.m. on the first Tuesday of November in each year, unless such day is a legal holiday, in which case such meeting shall be held at the specified time on the next full business day thereafter which is not a legal holiday. At such meeting the shareholders entitled to vote thereat shall elect by a plurality vote a Board of Directors and may transact such other business as may properly be brought before the meeting.
     2.03. Special Meeting. Special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting.
     2.04. Notice of Annual or of Special Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as appears on the stock transfer books of the corporation, with postage thereon prepaid.
     2.05. Business at Special Meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.
     2.06. Quorum of Shareholders. Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     2.07. Act of Shareholders’ Meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law or the Articles of Incorporation.
     2.08. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation or are otherwise provided by law. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.
     2.09. Proxies. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the share-holder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.
     2.10. Voting List . The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to the inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any share holder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any such meeting of shareholders.
     2.11. Action by Written Consent Without a Meeting. Any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the share holders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.
ARTICLE III
BOARD OF DIRECTORS
     3.01. Powers. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised and done by the shareholders.
     3.02. Number of Directors. The number of directors of the corporation constituting the Board of Directors shall be not less than one (1) nor more than five (5). The first Board shall consist of two (2) directors; however, thereafter, the number of directors shall be determined in accordance with these Bylaws by resolution of the Board of Directors or of the shareholders.
     3.03. Election and Term. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as provided in Section 3.04 of this Article, and each director elected shall hold office until the next succeeding annual meeting and until his successor is elected and qualified or until his death, resignation or removal. Each member of the first Board of Directors shall hold office until the first annual meeting of shareholders and until his successor is elected and qualified or until his death, resignation or removal. Directors need not be residents of the State of Texas or shareholders of the corporation.
     3.04. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose. A director elected to fill a newly created directorship shall hold office until the next succeeding annual meeting of shareholders and until his successor is elected and qualified or until his death, resignation or removal.
     3.05. Resignation and Removal. Any director may resign at any time upon giving written notice to the corporation. At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If the shareholders of this corporation are entitled to cumulative voting in the election of directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.
     3.06. Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
MEETINGS OF THE BOARD
     4.01. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place either within or without the State of Texas as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or the meeting may be convened at such place and time as shall be fixed by the consent in writing of all the directors.
     4.02. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.
     4.03. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least one (1) day before the date of the meeting.
     4.04. Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     4.05. Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     4.06. Act of Directors’ Meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law or the Articles of Incorporation.
     4.07. Action by Written Consent Without a Meeting. Any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at such meeting.
ARTICLE V
COMMITTEES
     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Articles of Incorporation or in these Bylaws, shall have and may exercise all of the authority of the Board of

Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, filling vacancies in the Board of Directors or any such committee, electing or removing officers, members of the Board of Directors or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable. No such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the corporation. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board. The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.
ARTICLE VI
NOTICES
     6.01. Methods of Giving Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the Articles of Incorporation or these Bylaws, it shall be given in writing and delivered personally or mailed to such shareholder or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice to directors may also be given by telegram, and notice given by such means shall be deemed given at the time it is delivered to the telegraph office.
     6.02. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.
     6.03. Attendance as Waiver. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE VII
ACTION WITHOUT A MEETING BY USE OF
CONFERENCE TELEPHONE
OR SIMILAR COMMUNICATIONS EQUIPMENT
          Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, shareholders, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such share holders, Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.
ARTICLE VIII
OFFICERS
     8.01. Executive Officers. The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors as provided in Section 8.02 of this Article. Any two or more offices may be held by the same person, except that the President and the Secretary shall not be the same person.
     8.02. Election and Qualification. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a President, one or more Vice Presidents, a Secretary, and a Treasurer, none of whom need be a member of the Board. The Board also may appoint one of its members Chairman of the Board and may elect one or more Assistant Secretaries and Assistant Treasurers.
     8.03. Other Officers and Agents. The Board of Directors may elect or appoint such other officers, assistant officers and agents as may be necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
     8.04. Salaries. The salaries of all officers and agents of the corporation shall be fixed by resolution of the Board of Directors.
     8.05. Term, Removal and Vacancies. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his death, resignation or removal. Any officer may resign at any time upon giving written notice to the corporation. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.
     8.06. Chief Executive Officer. The Board of Directors may designate whether the Chairman of the Board, if such an officer shall have been appointed, or the President, shall be the chief executive officer of the corporation. The officer so designated as the chief executive officer shall preside at all meetings of the shareholders and the Board of Directors, and shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of

Directors. If the Chairman of the Board is not so designated, the President shall be the chief executive officer of the corporation.
     8.07. President. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the President shall be ex-officio a member of all standing committees, shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
     8.08. Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe.
     8.09. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing commit-tees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.
     8.10. Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.
     8.11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books be-longing to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation.
     8.12. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.
     8.13. Officer’s Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
ARTICLE IX
INDEMNIFICATION OF OFFICERS AND DIRECTORS
          The corporation shall indemnify any and all of its directors or officers or former directors or officers, or any person who may have served at this corporation’s request as a director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor, against expenses actually and necessarily incurred by them, or any of then, in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of this corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in performance of duty. The foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding when settling or a plea of nolo contendere appears to be in the interest of the corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be-entitled under any bylaw, agreement, vote of shareholders or otherwise.
ARTICLE X
CERTIFICATES FOR SHARES
     10.01. Certificates Representing Shares. The corporation shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or Vice President, and the Secretary or Assistant Secretary, upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by such corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of Texas and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office. If the corporation has by its Articles of Incorporation limited or denied the pre-emptive rights of shareholders to acquire unissued or treasury shares of the corporation, each certificate representing shares issued by such corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of pre-emptive rights contained in the Articles of Incorporation, or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of Texas and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the corporation at its principal place of business or registered office. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the consideration therefor, fixed as provided by law, has been fully paid.
     10.02. Restriction on Transfer of Shares. If any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as permitted by law, the Articles of Incorporation or these Bylaws, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under applicable law, that such specified document is on file in the Office of the Secretary of State of Texas and contains a full statement of such restriction. Unless such document was on file in the Office of the Secretary of State of Texas at the time of the request, if the corporation fails within a reasonable time to furnish the record holder of a certificate, upon such request and without charge, a copy of the specified document, the corporation shall not be permitted thereafter to enforce its rights under the restriction imposed on the shares represented by such certificate. Any restriction on the transfer, or registration of transfer, of shares of the corporation, if reasonable and noted conspicuously on the certificates representing such shares, may be enforced against the holder of the restricted shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian, or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificates representing such shares, a restriction, even though otherwise enforceable, is ineffective except against a person with actual knowledge of the restriction.
     10.03. Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     10.04. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     10.05. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 10.05, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.
     10.06. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

ARTICLE XI
GENERAL PROVISIONS
     11.01. Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in cash, in property, or in its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation. Such dividends may be declared at any regular or special meeting of the Board, and the declaration and payment shall be subject to all applicable provisions of law, the Articles of Incorporation and these Bylaws.
     11.02. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     11.03. Reports. The Board of Directors shall, when requested by the holders of at least a majority of the outstanding shares of the corporation, present full and clear written reports, not more often than quarterly, of the amount of business and the financial condition of the corporation.
     11.04. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.
     11.05. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
     11.06. Seal. The corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
ARTICLE XII
AMENDMENTS
          The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, is vested in the Board of Directors. Thus, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the Board of Directors, subject to repeal or change at any regular or special meeting of shareholders at which a quorum is present or represented by the affirmative vote of a majority of the shares entitled to vote at such meeting and present or represented thereat, provided notice of the proposed repeal or change is contained in the notice of such meeting of shareholders. The Bylaws may contain any provision for the regulation and management of the affairs of the corporation not inconsistent with law or the Articles of Incorporation.

AMENDMENT TO BYLAWS
OF
PRELUDE SYSTEMS, INC.
          On July 1, 2004, by resolution of the sole director of Prelude Systems, Inc. (the “Company”), the Bylaws of the Company (the “Bylaws”) were amended as follows:
          Section 1.01 of the Bylaws is hereby deleted in its entirety and replaced with the following:
          “1.01 Registered Office. The registered office shall be located in the State of Texas.”
          IN WITNESS WHEREOF, the undersigned Secretary of Prelude Systems, Inc. certifies that the foregoing amendment to the Bylaws was duly adopted by resolution of the sole director of the Company on July 1, 2004.

Dated: July 1, 2004.	PRELUDE SYSTEMS, INC.

By:
Name: Don A. Webb
Title: Secretary